Exhibit 10(a)

Jorden Burt  LLP
1025 Thomas Jefferson Street, N.W.              Brickell Avenue, Suite 500
Suite 400 East                                  Miami, Florida 33131-2803
Washington, D.C. 20007-5208                     (305) 371-2600
(202) 965-8100                                  Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104

                                                175 Powder Forest Drive
                                                Suite 201
                                                Simsbury, CT  06089-9668
                                                (860) 392-5000
                                                Telecopier:  (860) 392-5058

                                                HTTP://www.jordenusa.com

March 29, 2004

First Great-West Life & Annuity
Insurance Company
125 Wolf Road, Suite 110
Albany, New York   12205

     Re:  Variable Annuity-1 Series Account
          Post-Effective Amendment No. 12 to the Registration Statement on N-4 File Nos. 333-25289 and 811-08183

Ladies and Gentlemen:

        We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP